Exhibit 21.1

PTC Inc.
Subsidiaries
Jurisdiction	Name
Delaware	Parametric Technology International, Inc.
Delaware	ServiceMax, Inc.
Massachusetts	PTC Foundation Inc.
Massachusetts	PTC International, Inc.
Massachusetts	PTC Seaport Holdings Inc.
Australia	Parametric Technology Australia Pty. Limited
Australia	ServiceMax Australia Pty. Ltd.
Austria	Parametric Technology Gesellschaft, m.b.H.
Belgium	Parametric Technology (Belgium) b.v.b.a.
Brazil	Parametric Technology Brasil Ltda.
Canada	PTC (Canada) Inc.
Cayman Islands	PTC Seaport (Cayman) Ltd.
Cayman Islands	Parametric Technology (Cayman) Ltd.
Cayman Islands	Seaport Holdings (Cayman) Ltd.
China	Parametric Technology (Shanghai) Software Co. Ltd.
Denmark	Parametric Technology (Denmark) A/S
France	Parametric Technology S.A.
Germany	Eger Invest GmbH
Germany	Parametric Technology GmbH
Germany	Parametric Technology Holding Germany GmbH
Germany	pure-systems GmbH
Hong Kong	Parametric Technology (Hong Kong) Ltd.
Hungary	PTC Hungary KFT
India	Parametric Technology (India) Private Ltd.
India	PTC Software (India) Private Limited
India	ServiceMax Technologies (India) Private Limited
Ireland	PTC (IFSC) Limited
Ireland	PTC (SSI) Unlimited Company
Israel	Parametric Technology Israel Ltd.
Italy	Parametric Technology Italia S.r.l.
Japan	PTC Japan KK
Korea	PTC Korea Co., Ltd.
Malta	PTC (Malta) Ltd.
Mexico	Parametric Technology Mexico, S.A. de C.V.
Netherlands	Parametric Technology Europe B.V.
Netherlands	Parametric Technology Nederland B.V.
Netherlands	ServiceMax Netherlands B.V.
Romania	PTC Eastern Europe S.R.L.

Serbia	Plugin76 d.o.o. R&D za razvoj softvera Subotica
Singapore	Parametric Technology Singapore Pte. Ltd.
Singapore	ServiceMax Software Singapore Pte. Ltd.
Spain	Parametric Technology España, S.A.
Sweden	PTC Sweden AB
Switzerland	Parametric Technology (Schweiz) AG
Taiwan	Parametric Technology Taiwan Ltd.
United Kingdom	Parametric Holdings (UK) Limited
United Kingdom	Parametric Technology (UK) Limited
United Kingdom	CloudMilling Limited
United Kingdom	ServiceMax Europe Limited
United Kingdom	ServiceMax Global Ltd.